POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below hereby authorizes and appoints Donald A. Wright and Nick A. Gerde, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file this Post-Effective Amendment No. 1 and any and all future post-effective amendments to the Registration Statement.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following person in the capacity indicated on October 31, 1996.

Signature                                   Title
---------                                   -----


/s/ DALE L. RASMUSSEN                       Director
---------------------------------------
Dale L. Rasmussen

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below hereby authorizes and appoints Donald A. Wright and Nick A. Gerde, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file this Post-Effective Amendment No. 1 and any and all future post-effective amendments to the Registration Statement.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following person in the capacity indicated on October 31, 1996.

Signature                                   Title
---------                                   -----


/s/ WILLIAM A. WHEELER                      Director
---------------------------------------
William A. Wheeler